Exhibit 4.3

Execution Version

INDENTURE OFFICERS’ CERTIFICATE

OF

MARRIOTT INTERNATIONAL, INC.

THE UNDERSIGNED JENNIFER C. MASON AND STEPHANIE N. CARRICK OF MARRIOTT INTERNATIONAL, INC., A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE (THE “COMPANY”), HEREBY CERTIFY PURSUANT TO SECTIONS 102, 201, 301 AND 303 OF THE INDENTURE (THE “INDENTURE”), DATED AS OF NOVEMBER 16, 1998, BETWEEN THE COMPANY AND THE BANK OF NEW YORK MELLON, SUCCESSOR TO JPMORGAN CHASE BANK, N.A. (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK), AS TRUSTEE (THE “TRUSTEE”), THE SERIES NN NOTES (AS DEFINED BELOW) ARE HEREBY REOPENED AND MODIFIED AS FOLLOWS:

A. The designations of the Securities shall be the “4.875% Series NN Notes due 2029” (the “Series NN Notes”) (CUSIP number 571903 BP7). The Series NN Notes issued hereunder shall constitute an additional issuance of, and form a single series with, the $500,000,000 aggregate principal amount of the 4.875% Series NN Notes due 2029 (the “initial Series NN Notes”) issued pursuant to the Officers’ Certificate, dated February 22, 2024, pursuant to Sections 102, 201, 301 and 303 of the Indenture (the “Original Certificate”). The Series NN Notes issued hereunder shall have terms identical to (except as provided below), have the same CUSIP number as, and be fungible with and vote together with, the initial Series NN Notes. For the avoidance of doubt, Sections C-O below shall only apply to the Series NN Notes being issued hereunder, and the terms of the Original Certificate shall continue to apply to the initial Series NN Notes.

B. The aggregate principal amount of the Series NN Notes which may be authenticated and delivered under the Indenture (except for Series NN Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, or upon partial redemption of, other Series NN Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for Series NN Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is as of the date hereof limited to US$750,000,000. The Company may subsequently issue additional securities as part of this series of Securities under the Indenture.

C. Subject to the provisions of Section 307 of the Indenture, interest will be payable to the Person in whose name a Series NN Note (or any predecessor Series NN Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date in respect of such Series NN Note.

D. The principal amount of the Series NN Notes shall be payable in full on May 15, 2029 subject to and in accordance with the provisions of the Indenture.

E. The Series NN Notes shall bear interest at the rate of 4.875% per annum, from and including May 15, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2026, until the principal amount of Series NN Notes has been paid or duly provided for. May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, shall be the “Regular Record Date” for interest payable on such Interest Payment Date.

F. The principal of and interest on the Series NN Notes shall be payable at the office or agency of the Trustee maintained for that purpose in New York, New York; provided, however, that payment of interest on a Series NN Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, a Holder may elect to receive payments of interest on a Series NN Note (other than at Maturity) by electronic funds transfer of immediately available funds to an account maintained by such Holder, provided such Holder so elects by giving written notice to a Paying Agent designating such account, no later than the May 1 or November 1 immediately preceding the May 15 or November 15 Interest Payment Date, as the case may be. Unless such designation is revoked by the Holder, any such designation made by such Holder with respect to such Series NN Notes shall remain in effect with respect to any future payments with respect to such Series NN Notes payable to such Holder.

G. The Series NN Notes may be redeemed in whole or in part at any time and from time to time on the terms specified in the Final Prospectus Supplement dated August 11, 2026 relating to the Series NN Notes and the Series YY Notes (as defined below) (the “Prospectus Supplement”). Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Series NN Notes to be redeemed.

H. Upon the occurrence of a change of control repurchase event, unless the Company has exercised its option to redeem the Series NN Notes, the Company will be required to make an offer to purchase the Series NN Notes under the circumstances described and on the terms specified in the Prospectus Supplement.

I. The Company will not be obligated to redeem or purchase the Series NN Notes pursuant to a sinking fund or analogous provisions or at the option of the Holder thereof.

J. The Series NN Notes will be issued in denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof.

K. The payment of the principal of and interest on the Series NN Notes shall be payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

L. The Global Securities shall be in substantially the form attached hereto as Annex A.

M. The Series NN Notes shall be defeasible as provided in Article Thirteen of the Indenture.

N. The Series NN Notes may be issuable in whole or in part in the form of one or more Global Securities. The initial Depositary for such Global Securities shall be The Depository Trust Company.

O. The Series NN Notes will not be Transfer Restricted Securities.

THE UNDERSIGNED JENNIFER C. MASON AND STEPHANIE N. CARRICK OF THE COMPANY HEREBY CERTIFY PURSUANT TO SECTIONS 102, 201, 301 AND 303 OF THE INDENTURE THAT THERE IS HEREBY ESTABLISHED A SERIES OF SECURITIES (AS THAT TERM IS DEFINED IN THE INDENTURE), THE TERMS OF WHICH SHALL BE AS FOLLOWS:

P. The designations of the Securities shall be the “5.650% Series YY Notes due 2036” (the “Series YY Notes”) (CUSIP number 571903 CA9).

Q. The aggregate principal amount of the Series YY Notes which may be authenticated and delivered under the Indenture (except for Series YY Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, or upon partial redemption of, other Series YY Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for Series YY Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is initially limited to US$1,000,000,000. The Company may subsequently issue additional securities as part of this series of Securities under the Indenture.

R. Subject to the provisions of Section 307 of the Indenture, interest will be payable to the Person in whose name a Series YY Note (or any predecessor Series YY Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date in respect of such Series YY Note.

S. The principal amount of the Series YY Notes shall be payable in full on September 15, 2036 subject to and in accordance with the provisions of the Indenture.

T. The Series YY Notes shall bear interest at the rate of 5.650% per annum, from August 13, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2027, until the principal amount of Series YY Notes has been paid or duly provided for. March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, shall be the “Regular Record Date” for interest payable on such Interest Payment Date.

U. The principal of and interest on the Series YY Notes shall be payable at the office or agency of the Trustee maintained for that purpose in New York, New York; provided, however, that payment of interest on a Series YY Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, a Holder may elect to receive payments of interest on a Series YY Note (other than at Maturity) by electronic funds transfer of immediately available funds to an account maintained by such Holder, provided such Holder so elects by giving written notice to a Paying Agent designating such account, no later than the March 1 or September 1 immediately preceding the March 15 or September 15 Interest Payment Date, as the case may be. Unless such designation is revoked by the Holder, any such designation made by such Holder with respect to such Series YY Notes shall remain in effect with respect to any future payments with respect to such Series YY Notes payable to such Holder.

V. The Series YY Notes may be redeemed in whole or in part at any time and from time to time on the terms specified in the Prospectus Supplement. Notice of any redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Series YY Notes to be redeemed.

W. Upon the occurrence of a change of control repurchase event, unless the Company has exercised its option to redeem the Series YY Notes, the Company will be required to make an offer to purchase the Series YY Notes under the circumstances described and on the terms specified in the Prospectus Supplement.

X. The Company will not be obligated to redeem or purchase the Series YY Notes pursuant to a sinking fund or analogous provisions or at the option of the Holder thereof.

Y. The Series YY Notes will be issued in denominations of US$2,000 and any integral multiples of US$1,000 in excess thereof.

Z. The payment of the principal of and interest on the Series YY Notes shall be payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

AA. The Global Securities shall be in substantially the form attached hereto as Annex B.

BB. The Series YY Notes shall be defeasible as provided in Article Thirteen of the Indenture.

CC. The Series YY Notes may be issuable in whole or in part in the form of one or more Global Securities. The initial Depositary for such Global Securities shall be The Depository Trust Company.

DD. The Series YY Notes will not be Transfer Restricted Securities.

EE. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this certificate or any document to be signed in connection with this certificate, including by the Trustee, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. For the avoidance of doubt, this Section EE shall be deemed to amend the first paragraph of Section 303 of the Indenture to permit electronic signatures of the Series NN Notes and the Series YY Notes by the officers specified therein and to amend the last paragraph of Section 303 of the Indenture to permit a certificate of authentication by the Trustee to be executed by manual or electronic signature and that any Series NN Note or Series YY Note executed, authenticated and delivered in such manner shall be valid and obligatory for all purposes under the Indenture and entitled to the benefits thereunder.

EACH OF THE UNDERSIGNED JENNIFER C. MASON AND STEPHANIE N. CARRICK HEREBY FURTHER CERTIFIES THAT:

FF. Attached hereto as Annex C are true, correct and complete copies of resolutions duly adopted by the Board of Directors of the Company and certified by the Company’s Secretary or Assistant Secretary. Such resolutions have not been amended, modified or rescinded, are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Directors of the Company or by any committee of or designated by the Board of Directors of the Company relating to the offering of the Series NN Notes and the Series YY Notes pursuant hereto.

GG. I have read the conditions of Sections 102, 201, 301 and 303 of the Indenture and the definitions relating thereto.

HH. I have examined the Indenture, the attached specimen forms of the Global Securities attached hereto as Annex A and Annex B and the resolutions relating thereto adopted by the Board of Directors of the Company or a committee thereof.

II. In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not the conditions of Sections 102, 201, 301 and 303 of the Indenture relating to the authentication and issuance of the Series NN Notes and the Series YY Notes have been complied with.

JJ. In my opinion, the conditions of Sections 102, 201, 301 and 303 of the Indenture relating to the authentication and issuance of the Series NN Notes and the Series YY Notes have been complied with.

All terms used herein and not defined shall have the meanings set forth in the Indenture.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned have signed this certificate.

Dated: August 13, 2026

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Jennifer C. Mason
Name:	Jennifer C. Mason
Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Stephanie N. Carrick
Name:	Stephanie N. Carrick
Title:	Assistant Secretary